UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 7, 2006

The Navigators Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-15886	13-3138397
(State of	(Commission	(I.R.S. Employer
organization)	File Number)	Identification No.)

One Penn Plaza, New York, NY		10119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 933-6027

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

(a) On April 11, 2006, The Navigators Group, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and JPMorgan Securities Inc., as representatives of the several underwriters named therein,  Pursuant to the Underwriting Agreement, the Company is issuing $125,000,000 aggregate principal amount of its 7% Senior Notes due May 1, 2016 (“Senior Notes”).  The terms of the Senior Notes are set forth in an Indenture to be dated as of April 17, 2006, between the Company and JPMorgan Chase Bank, N.A., as trustee, to be supplemented by the First Supplemental Indenture to be dated as of April 17, 2006.

The Underwriting Agreement, form of First Supplemental Indenture and Computation of the Ratio of Earnings to Fixed Charges for the year ended December 31, 2005 are filed as exhibits hereto and incorporated herein by reference.  The form of Senior Note is included as Exhibit A to the form of First Supplemental Indenture.

The Senior Notes are being offered and sold pursuant to the Prospectus Supplement, dated April 11, 2006, to the Prospectus, dated November 18, 2005, filed as part of the Registration Statement on Form S-3 (File No. 333-129665), which was declared effective by the Securities and Exchange Commission on November 18, 2005.

Certain of the underwriters and their affiliates have periodically performed, and may in the future perform, various financial advisory and investment banking services for the Company for which they received or will receive customary fees and expenses.  Pursuant to the Underwriting Agreement, the Company has agreed to indemnify each of the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(b)  On April 7, 2006, the Company entered into an Amendment No. 1 (“Amendment”) to its $125,000,000 credit facility with JPMorgan Chase Bank, as Administrative Agent, syndicate of banks (as amended, the “Credit Facility”).  The Amendment, among other things, permits the Company to repurchase an increased amount of capital stock, pay increased dividends, and incur additional indebtedness to the extent of the issuance of its Senior Notes under the Indenture.  As a result of the Amendment, certain financial covenants changed, including the Company’s maximum leverage ratio.  In addition, a down grade by A.M. Best & Co. or Standard & Poor’s in the financial strength rating of the Company or any of its significant insurance subsidiaries no longer constitutes an event of default under the Credit Facility.

The foregoing description of Amendment No. 1 to the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

In connection with the amendment of the Credit Facility, Barclays Bank plc executed an Assignment Agreement with each of Credit Suisse, JPMorgan Chase Bank, N.A. and LaSalle Bank National Association under which it assigned its rights and obligations under the Credit Facility.  The Assignment Agreements are filed as Exhibits 10.2, 10.3 and 10.4 hereto.

Item 2.03               Creation of a Direct Financial Obligation

                                See Item 1.01 above

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits.

1.1                                 Underwriting Agreement, dated as of April 11, 2006, between The Navigators Group, Inc, and Credit Suisse Securities (USA) LLC and JPMorgan Securities Inc., as representatives of the Underwriters.

4.1                               Form of First Supplemental Indenture, to be dated as of April 17, 2006, between the Company and JPMorgan Chase Bank, N.A. relating to the Senior Notes

4.2                               Form of Senior Note (included as Exhibit A to the Form of First Supplemental Indenture filed under Exhibit 4.1 above)

10.1                           Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of April 7, 2006, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and several lenders

10.2                           Assignment Agreement, dated as of April 7, 2006, between Barclays Bank plc and Credit Suisse

10.3                           Assignment Agreement, dated as of April 7, 2006, between Barclays Bank plc and JPMorgan Chase Bank, N.A.

10.4                           Assignment Agreement, dated as of April 7, 2006, between Barclays Bank plc and LaSalle Bank National Association

12.1                           Computation of Ratio of Earnings to Fixed Charges

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.
(Registrant)

/s/ ELLIOT S. OROL
	Name:	Elliot S. Orol
	Title:	Senior Vice President and
General Counsel

Date: April 13, 2006

INDEX TO EXHIBITS

Number	Description
1.1	Underwriting Agreement, dated as of April 11, 2006, between The Navigators Group, Inc, and Credit Suisse Securities (USA) LLC and JPMorgan Securities Inc., as representatives of the Underwriters
4.1	Form of First Supplemental Indenture, to be dated as of April 17, 2006, between the Company and JPMorgan Chase Bank, N.A. relating to the Senior Notes
4.2	Form of Senior Note (included as Exhibit A to the Form of First Supplemental Indenture filed under Exhibit 4.1 above)
10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of April 7, 2006, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and several lenders
10.2	Assignment Agreement, dated as of April 7, 2006, between Barclays Bank plc and Credit Suisse
10.3	Assignment Agreement, dated as of April 7, 2006, between Barclays Bank plc and JPMorgan Chase Bank, N.A.
10.4	Assignment Agreement, dated as of April 7, 2006, between Barclays Bank plc and LaSalle Bank National Association
12.1	Computation of Ratio of Earnings to Fixed Charges